EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DRAVCO MINING INC. ANNOUNCES THE APPOINTMENT OF DR. ODIN D. CHRISTENSEN AS CHIEF GEOLOGIST & DIRECTOR OF THE COMPANY

VANCOUVER, B.C. May 30, 2006, Dravco Mining Inc. (the 'Company' or 'Dravco') (OTCBB: DVCO) welcomes the appointment of Dr. Odin D. Christensen, as Chief Geologist & Director of the Company.

Dr. Christensen began his mining career in 1981 with Newmont Mining Corporation (NEM-NYSE) as a Research/Project Geologist with Newmont Exploration Ltd. in Reno, Nevada. In 1985 he was given a position of Manager of Exploration Northeast Nevada. Responsibilities of this position included management of Newmont's exploration activities in the eastern Great Basin and all exploration and mine support geology for the Carlin Gold Mining Company (later Newmont Gold Company). He guided the exploration team responsible for the discoveries that changed the Carlin trend from a single mine to the greatest gold district in the U.S. and one of the most important gold districts in the world.

In 1989, Dr. Christensen was appointed Director of U.S. Exploration for Newmont Exploration Ltd. and Vice President of Exploration for Newmont Gold Company. Here he directed U.S. and Mexican minerals exploration programs for Newmont Exploration Ltd. and all exploration and mine geology activities for Newmont Gold Company.

In 1992, Dr. Christensen was appointed Chief Geologist for Newmont Mining Corporation in Denver, Colorado. In this position he was responsible for technical oversight and quality control of worldwide exploration and mine-support geologic activities for Newmont Mining Corporation, the largest gold producer in the world. Dr. Christensen remained in this position for nine years.

In 2001-2002, Dr. Christensen gained valuable international experience as Director of Exploration for Newmont subsidiary Empresa Minera Inti Raymi, based at the Kori Kollo Gold Mine, Bolivia.

Dr. Christensen received a B.A. in geology from the University of Minnesota, Duluth, and Ph.D. Geology in 1975 from Stanford University. Dr. Christensen spent three years as Assistant Professor of Geology at the University of North Dakota and three years as Research Geochemist with the Earth Science Laboratory: University of Utah Research Institute in Salt Lake City, Utah involved with geothermal resource exploration.

Dr. Christensen is an AIPG Certified Professional Geologist; Alaska Registered Professional Geologist; Fellow of the Geological Society of America; Fellow of the Society of Economic Geologists and member of the Society for Geology Applied to Mineral Deposits (SGA). He was recognized with the Ben Dickerson Award by the SME for professionalism and service to the mining industry in 2005. He is also a Qualified Person for NI 43-101 evaluations. Dr. Christensen is the author and presenter of scores of professional papers, presentations, and technical professional volumes.

The Company also wishes to announce that it has entered into a Letter of Intent with Nevada Sunrise LLC (NS, LLC") whereby the Company will acquire from NS, LLC a 100% interest in the Golden Arrow property comprised of 254 lode claims plus 17 patented claims covering a total land area of approximately 5,125 acres (2,074 ha) located approximately 39 miles (62.7 km) east of Tonopah within the Golden Arrow Mining District of southern Nye County, Nevada, USA.

On behalf of the Board of Directors,

Dravco Mining Inc.
Rodney Lozinski, President
Dravcomining@telus.net

Disclaimer: This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to further develop mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements.